CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Accountants or Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A No. 33-78264) of Excelsior Institutional Trust, and to the incorporation by reference of our report dated July 25, 1995 on the Excelsior Institutional Equity Fund, Excelsior Institutional Income Fund, Excelsior Institutional Total Return Bond Fund, Excelsior Institutional Equity Index Fund, Excelsior Institutional Bond Index Fund, Excelsior Institutional Small Capitalization Fund, Excelsior Institutional Balanced Fund, Excelsior Institutional Equity Growth Fund, Excelsior Institutional Value Equity Income Fund and Excelsior Institutional International Equity Fund, ten of the portfolios comprising the Excelsior Institutional Trust, included in the 1995 Annual Report to Shareholders of Excelsior Institutional Trust.


/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP
Boston, Massachusetts
September 26, 1995